Exhibit 10.14

ASSIGNMENT

ASSIGNOR:	Paul I. Bulat

ASSIGNEE:	American Doctors On-Line, Inc.
200 Myles Standish Blvd.
Tauton, Massachusetts 02780

STATE OF INCORPORATION OF ASSIGNEE:

INVENTION:	System and Method for Delivering Medical Examination,
Diagnosis, and Treatment Over a Network

ATTORNEY DOCKET:	2551/101

SERIAL NO:	09/855,738

FILED:	May 14, 2001

Assignor is the sole inventor (if only one inventor is listed above) or a joint inventor (if more than one inventor is listed above) of the above invention (the "Invention") described in a United States patent application (the "Application") bearing the above attorney docket number and having as a title the above name for the Invention. The Application has a Patent and Trademark Office filing date and serial number as indicated above, or if no filing date and serial number are shown, has a Declaration executed by Assignor contemporaneously with this Assignment.

For valuable consideration, receipt of which is acknowledged, each Assignor hereby assigns to Assignee (which term shall include Assignee's successors and assigns), all of Assignor's right, title and interest in the Invention, all improvements therein, the Application and all priority rights arising therefrom, and any patents, and any reissues and extensions thereof, which issue in any country upon any patent applications which correspond with any of the following: the Application, any divisional, continuation-in-whole, or substitute United States application which is based on the Application; or any continuation-in-part United States application (including divisions, continuations-in-whole or -in-part, and substitutions thereof or therefor) based in-part on any of the above described applications.

Each Assignor further agrees that such Assignor and Assignor's heirs and legal representatives will, without further consideration, cooperate with Assignee in the prosecution of all of the above applications, execute, verify, acknowledge and deliver all such further papers, including applications for patents and for reissues and extensions therefor, and instruments of assignment and transfer thereof, and will communicate any facts known to Assignor relating to the Invention, to obtain or maintain or enforce patents for the Invention and improvements therein in any and all countries and to vest title thereto in Assignee. Each Assignor further agrees that such Assignor will, without further compensation to Assignor during the term of such Assignor's employment by Assignee and thereafter for reasonable compensation as determined by Assignee, perform such other acts as may be reasonably required when requested by Assignee, including attending depositions, preparing and executing declarations and affidavits and testifying as a witness, to obtain or maintain or enforce patents for the Invention and improvements therein in any and all countries and to vest title thereto in Assignee.